One Penn Plaza, 35th Floor, New York, NY 10119 Phone: 212-845-8200 Fax: 212-845-8250 March 11, 2020 Dr. Pravin Dugel Dear Pravin: On behalf of IVERIC bio, Inc. (the “Company”), it is my pleasure to extend to you this offer of employment with the Company. The terms of this offer are contingent on a mutually agreed upon start date (which is expected to be April 1, 2020) (the “Start Date”) and satisfactory completion of a background investigation, are as follows: 1. Employment. You will be employed to serve on a full-time basis as the Company’s Executive Vice President, Chief Business & Strategy Officer. As the Company’s Executive Vice President, Chief Business & Strategy Officer, you will report to the Company’s Chief Executive Officer and have the duties and responsibilities consistent with your position and such other duties as may from time to time be assigned to you by the Company. The Company reserves the right to change your title and responsibilities at any time, with or without notice. You shall perform and discharge faithfully and diligently your duties and responsibilities hereunder. You agree to devote your full business time, efforts, skill, knowledge, attention and energies to the advancement of the Company’s business and interests and to the performance of your duties and responsibilities as an employee of the Company. You agree to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes to these that may be adopted from time to time by the Company. Notwithstanding the foregoing, you will be permitted to (a) continue to practice as a retinal physician up to one full day a week; (b) act as a consultant or advisor for and/or serve as a member of the board of directors for up to two (2) outside companies; and (c) provide services to a civic and/or charitable organization, in each case, to the extent that such activities do not materially interfere with the performance of, or conflict with, your duties and responsibilities for the Company. 2. Base Salary. Your base salary will be at the annual rate of $500,000, less all applicable taxes and withholdings, to be paid in accordance with the Company’s regular payroll practices. Such base salary may be adjusted from time to time in accordance with normal business practices and in the sole discretion of the Company. Your position is classified as “exempt” according to federal wage law which means you are not eligible for overtime pay for hours worked in excess of 40 in a given week. 3. Discretionary Bonus. Following the end of each calendar year and subject to the approval of the Company’s Board of Directors (the “Board”), you will be eligible for a performance bonus of up to 45% of your annualized base salary, based on your personal performance and the Company’s performance during the applicable calendar year, as determined by the Company in its sole discretion. In any event, you must be an active www.ivericbio.com employee of the Company on the date the bonus is distributed in order to be eligible for and to earn any bonus award, as it also serves as an incentive to remain employed by the Company. You will be eligible for a pro-rata discretionary bonus for 2020. 4. Equity. In connection with the commencement of your employment and as an inducement to becoming an employee, you will be eligible to receive an option to purchase 300,000 shares of the Company’s common stock (the “Option”), subject to approval by the Board (acting in its sole discretion) and contingent upon your execution of the corresponding stock option agreement. The Option would be issued with an exercise price equal to the fair market value of the Company’s common stock (as determined by the Board) as of the date of grant (the “Grant Date”) and would vest over a four-year period, with 25% of the shares vesting on the first anniversary of the Start Date and the remainder of the shares vesting in equal monthly amounts thereafter until the fourth anniversary of the Start Date, pursuant to the terms of the stock option agreement and subject to your continued employment with the Company. In addition, in connection with the commencement of your employment and as an inducement to becoming an employee, you will be eligible to receive a restricted stock unit grant for 200,000 shares (the “Joining RSU Grant”) on the Grant Date, subject to approval by the Board (acting in its sole discretion) and contingent upon your execution of a corresponding restricted stock unit agreement. The Joining RSU Grant would vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the Start Date, pursuant to the terms of the restricted stock unit agreement and subject to your continued employment with the Company. Subject to Board approval each year, the Company grants additional equity awards annually based on performance. You would be eligible for an annual performance-based equity award for 2020 on a pro-rata basis.010+- 5. Severance. You will be eligible to receive the severance and change in control benefits set forth in a separate written agreement with the Company to be executed contemporaneous herewith. 6. Benefits. You may participate in any and all benefit programs that the Company establishes and makes generally available to similarly situated employees from time to time, provided that you are eligible under (and subject to all provisions of) the plan documents that govern those programs. A summary of current benefits is enclosed with this letter. Benefits are subject to change at any time in the Company’s sole discretion. 7. Vacation. You will be entitled to vacation time as set forth in the Employee Handbook, as such vacation policy may be amended by the Company from time to time. 8. Sign On Bonus:. In connection with the commencement of your employment and as an inducement to becoming an employee, you will be eligible receive, as a sign-on bonus, a restricted stock unit grant for 20,000 shares (the “Sign-On RSU Grant”) on the Grant Date, subject to approval by the Board (acting in its sole discretion) and contingent upon your execution of a corresponding restricted stock unit agreement. The Sign-On RSU Grant would vest with respect to 100% of the shares on the first anniversary of the Start 2

Date, pursuant to the terms of the restricted stock unit agreement and subject to your continued employment with the Company. 9. Fair Competition & Confidentiality Agreement. As a condition of employment, you will be required to execute the attached Fair Competition & Confidentiality Agreement. 10. No Conflict. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this offer letter. 11. Proof of Legal Right to Work. You will be required to complete an Employment Eligibility Verification Form and submit an original document or documents that establish identity and employment eligibility within 3 business days of starting employment. Your employment with the Company is contingent on your satisfactory completion of this requirement. 12. At-Will Employment. This letter shall not be construed as an agreement, either express or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at-will, under which both the Company and you remain free to end the employment relationship for any reason, at any time, with or without cause or notice. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at- will” nature of your employment may only be changed by a written agreement signed by you and the Company’s Chief Executive Officer that expressly states the intention to modify the at-will nature of your employment. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company. This letter supersedes all prior understandings, whether written or oral, relating to the terms of your employment. 13. Background Investigation. The required notices and forms for our background investigation are enclosed herewith. You must submit a completed form with your signed offer letter. Employment is contingent upon successful completion of the background check. [remainder of page intentionally blank] 3

If you decide to accept this offer, and agree to the employment terms set forth in this letter, please sign the letter in the space provided below, together with the enclosed documents, and return them to me. If you do not accept this offer by Thursday, March 19, 2020, the offer will be deemed withdrawn. Sincerely, By: /s/ Amy R. Sheehan Amy R. Sheehan Senior Vice President & Chief HR Officer The foregoing letter correctly sets forth the terms of my at-will employment with IVERIC bio, Inc., which I hereby accept. Nothing contained in this letter abrogates the at-will status of my proposed employment. I am not relying on any representations other than those set forth above. /s/ Pravin Dugel _3/11/2020______________ Pravin Dugel, MD Date 4